FIRST SECURITY BENEFIT LIFE INSURANCE
                         AND ANNUITY COMPANY OF NEW YORK

                              BY-LAWS, ARTICLE III

         SECTION 1. NUMBER AND QUALIFICATIONS. The affairs and business of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than nine (9) or more than twenty-one (21) directors, who shall hold office for the term of one year and until their successors are elected and qualify. The number of directors shall be increased to not less than thirteen
(13) within one year following the end of the calendar year in which the Corporation's admitted assets exceed [$500,000,000] $1.5 BILLION. At least one third of the directors, but not less than four (4), shall not be officers or employees of the Corporation or of any such company controlling, controlled by, or under common control with the Corporation, and shall not be beneficial owners of a controlling interest in the voting stock of the Corporation or of any such company (hereinafter referred to as "Non-Affiliated Directors"). The number of directors shall be determined by a majority vote of the entire Board of Directors and may be increased or decreased from time to time, within the limits prescribed in this section, by vote of the shareholder at any special meeting. At all times a majority of the directors shall be citizens and residents of the United States and not less than three thereof shall be residents of the State of New York. Directors shall be at least 18 years of age but need not be shareholders.

                      FIRST SECURITY BENEFIT LIFE INSURANCE
                         AND ANNUITY COMPANY OF NEW YORK

                              BY-LAWS, ARTICLE III

         SECTION 3. MEETING, QUORUM, ACTION WITHOUT MEETING. Meetings of the Board may be held at any place, either within or outside the State of New York, provided a quorum be in attendance. Except as may be otherwise provided by the Charter or by the Business Corporation Law of the State of New York, a majority of the directors in office shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum of directors shall constitute the act of the Board. At least one Non-Affiliated Director must be included within any quorum for the transaction of business at any meeting of the Board.

         [The Board of Directors shall hold an annual meeting, without notice, immediately after the annual meeting of shareholders or within ten days thereafter upon one day's notice in the manner provided herein.] Meetings of the Board of Directors shall take place on a quarterly basis and additional meetings may be established by resolution adopted by the Board. The Chairperson of the Board (if any) or the President or Secretary may call, and at the request of any two directors must call, a special meeting of the Board of Directors, five days' notice of which shall be given by mail, or two days' notice personally or by telegraph or cable, to each director.

         Any one or more members of the Board of any Committee thereof may participate in any meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Any action required or permitted to be taken by the Board or any Committee thereof may be taken without a meeting if time is of the essence and all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee. Such action shall not be taken in lieu of regular meetings of the Board of Directors established as provided in this
         Section 3.

                                     BY-LAWS

                                       OF

                    FIRST SECURITY BENEFIT LIFE INSURANCE AND
                           ANNUITY COMPANY OF NEW YORK

                                    ARTICLE I

                           NAME, LOCATION AND PURPOSE

         SECTION 1. NAME. The name of this Corporation is First Security Benefit Life Insurance and Annuity Company of New York.

         SECTION 2. LOCATION. The principal office of the Corporation shall be in the City of White Plains, County of Westchester, State of New York.

         SECTION 3. PURPOSE. The purpose for which the Corporation is formed is to make contracts of insurance of any and all kinds as set forth in the Charter.


                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders may be held at such place or places, within or without the State of New York, as shall be fixed by the directors and stated in the notice of the meeting.

         SECTION 2. ANNUAL MEETING. The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the first Friday in April or, if such day shall be a legal holiday, then on the next succeeding business day.

         SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given to each shareholder entitled to vote at least ten days prior to, but not more than fifty days before, the meeting.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called at any time and place as shall be stated in the notice of the special meeting, for such purpose or purposes as may be stated in the notice of said meeting made by the President or Secretary and must be called upon receipt by either of them of the written request of the holders of twenty-five percent of the stock then outstanding and entitled to vote.

         SECTION 5. NOTICE OF SPECIAL MEETING. Notice of a special meeting, stating the time, place and purpose or purposes thereof, shall be given to each shareholder entitled to vote, at least ten days prior to, but not more than fifty days before, the meeting. The notice shall also set forth at whose direction it is being issued.

         SECTION 6. QUORUM. At any meeting of the shareholders, the holders of a majority of the shares of stock then entitled to vote shall constitute a quorum for all purposes, except as otherwise provided by law or the Charter.

         SECTION 7. ADJOURNED MEETINGS. Any meeting of shareholders may be adjourned to a designated time and place by a vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote, even though less than a quorum is so present. No notice of such an adjourned meeting need be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 8. VOTING. At each meeting of the shareholders, every holder of stock then entitled to vote may vote in person or by proxy, and shall have one vote for each share of stock registered in his or her name.

         SECTION 9. PROXIES. Every proxy must be dated and signed by the shareholder or by his or her attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless otherwise provided therein. Every proxy shall be revocable at the will of the shareholder executing it, except where an irrevocable proxy is permitted by statute.

         SECTION 10. ACTION BY WRITTEN CONSENT OF SHAREHOLDERS. Whenever, by any provision of statute or of the Charter or of these By-Laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. NUMBER AND QUALIFICATIONS. The affairs and business of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than nine (9) or more than twenty-one (21) directors, who shall hold office for the term of one year and until their successors are elected and qualify. The number of directors shall be increased to not less than thirteen
(13) within one year following the end of the calendar year in which the Corporation's admitted assets exceed $500,000,000. At least one third of the directors, but not less than four (4), shall not be officers or employees of the Corporation or of any such company controlling, controlled by, or under common control with the Corporation, and shall not be beneficial owners of a controlling interest in the voting stock of the Corporation or of any such company (hereinafter referred to as "Non-Affiliated Directors"). The number of directors shall be determined by a majority vote of the entire Board of Directors and may be increased or decreased from time to time, within the limits prescribed in this section, by vote of the shareholder at any special meeting. At all times a majority of the directors shall be citizens and residents of the United States and not less than three thereof shall be residents of the State of New York. Directors shall be at least 18 years of age but need not be shareholders.

         SECTION 2. POWERS. The Board of Directors may adopt such rules and regulations for the conduct of its meetings, the exercise of its powers and the management of the affairs of the Corporation as it may deem proper, consistent with the laws of the State of New York, the Charter and these By-Laws.

         In addition to the powers and authorities by these By-Laws expressly conferred upon them, the directors may exercise all such powers of the Corporation and do such lawful acts and things as are not by statute or by the Charter or by these By-Laws directed or required to be exercised or done by the shareholders.

         SECTION 3. MEETING, QUORUM, ACTION WITHOUT MEETING. Meetings of the Board may be held at any place, either within or outside the State of New York, provided a quorum be in attendance. Except as may be otherwise provided by the Charter or by the Business Corporation Law of the State of New York, a majority of the directors in office shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum of directors shall constitute the act of the Board. At least one Non-Affiliated Director must be included within any quorum for the transaction of business at any meeting of the Board.

         The Board of Directors shall hold an annual meeting, without notice, immediately after the annual meeting of shareholders or within ten days thereafter upon one day's notice in the manner provided herein. Meetings of the Board of Directors shall take place on a quarterly basis and additional meetings may be established by a resolution adopted by the Board. The Chairperson of the Board (if any) or the President or Secretary may call, and at the request of any two directors must call, a special meeting of the Board of Directors, five days' notice of which shall be given by mail, or two days' notice personally or by telegraph or cable, to each director.

         Any one or more members of the Board or any Committee thereof may participate in any meeting of such Board or Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Any action required or permitted to be taken by the Board or any Committee thereof may be taken without a meeting if time is of the essence and all members of the Board or the Committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or Committee shall be filed with the minutes of the proceedings of the Board or Committee. Such action shall not be taken in lieu of regular meetings of the Board of Directors established as provided in this Section 3.

         SECTION 4. VACANCIES, REMOVAL. Except as otherwise provided in the Charter or in the following paragraph, vacancies occurring in the membership of the Board of Directors, from whatever cause arising (including vacancies occurring by reason of the removal of directors without cause and newly created directorships resulting from any increase in the authorized number of directors), may be filled by a majority vote of the remaining directors, though less than a quorum, or such vacancies may be filled by the shareholders.

         Any one or more of the directors may be removed, (a) either for or without cause, at any time, by vote of the shareholders holding a majority of the outstanding stock of the Corporation entitled to vote, present in person or by proxy, at any meeting of the shareholders or, (b) for cause, by action of the Board of Directors at any regular or special meeting of the Board. A vacancy or vacancies occurring from such removal may be filled at a regular or special meeting of shareholders or at a regular or special meeting of the Board of Directors.

         SECTION 5. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from its members an Executive Committee of three (3) members, or other committee or committees, each consisting of three (3) or more members, at least one-third of whom shall be Non-Affiliated Directors, with such powers and authority (to the extent permitted by law) as may be provided in said resolution. A quorum shall be a majority of the members of the committee, provided that a quorum for a committee consisting of three (3) members shall consist of all three (3) members and provided further that any quorum shall include at least one (1) Non-Affiliated Director.

         SECTION 6. COMPENSATION. The Board of Directors may fix a reasonable compensation to be paid to directors for attending meetings of the Board of Directors, provided such directors are not salaried officers or employees of the Corporation.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. ELECTION OF EXECUTIVE OFFICERS. The executive officers of the Corporation may include the President, Vice President (number to be determined by the directors), Secretary and Treasurer, elected annually by the directors, who shall hold office at the pleasure of the directors. In addition, the Board of Directors may elect a Chairperson of the Board of Directors. Except for the offices of President and Secretary, any two offices or more may be held by one person.

         SECTION 2. OTHER OFFICERS. The Board of Directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

         SECTION 3. THE CHAIRPERSON OF THE BOARD. The Chairperson of the Board of Directors, if one be elected, shall, when present, preside at all meetings of the Board of Directors, and of the shareholders, and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the Executive Committee.

         SECTION 4. THE PRESIDENT. The President, who may, but need not, be a director, shall, in the absence or non-election of a Chairperson of the Board, preside at all meetings of the shareholders and directors. He or she shall be the chief executive officer of the Corporation. While the directors are not in session, he or she shall have general management and control of the business and affairs of the Corporation. He or she shall from time to time report to the Board of Directors any information and recommendations concerning the business or affairs of the Corporation which my be proper or needed, and shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties and services, not inconsistent with law or these By-Laws, as pertain to this office or as are required by the Board of Directors.

         SECTION 5. THE VICE PRESIDENT. The Vice President, or if there be more than one, the Senior or Executive Vice President, as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President and each Vice President shall exercise such other powers and perform such other duties as shall be prescribed by the directors.

         SECTION 6. THE TREASURER. The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the Corporation; he or she shall receive and give receipts and acquittances for moneys paid in on account of the Corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation, of whatever nature, upon maturity; he or she shall enter regularly in books to be kept by him or her for that purpose, full and accurate accounts of all moneys received and paid out by him or her on account of the Corporation, and he or she shall perform all other duties incident to the office of Treasurer and as may be prescribed by the directors.

         SECTION 7. ASSISTANT TREASURERS. The Assistant Treasurers, in order of their seniority, shall have all of the powers and shall perform the duties of the Treasurer in case of the absence of the Treasurer or his or her inability to act, and have such other powers and duties as they may be assigned or directed to perform.

         SECTION 8. THE SECRETARY. The Secretary shall keep the minutes of all proceedings of the directors and of the shareholders; he or she shall attend to the giving and serving of all notices to the shareholders and directors or other notice required by law or by these By-Laws; he or she shall affix the seal of the Corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the directors; he or she shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and he or she shall perform all other duties incident to the office of Secretary.

         SECTION 9. ASSISTANT SECRETARIES. The Assistant Secretaries, in order of their seniority, shall have all of the powers and shall perform the duties of the Secretary in case of the absence of the Secretary or his or her inability to act, and have such other powers and duties as they may be assigned or directed to perform.

         SECTION 10. COMPENSATION. The compensation of all officers shall be fixed by the Board of Directors, and the fact that any officer is a director shall not preclude him or her from receiving a salary as an officer, or from voting upon the resolution providing the same.

         SECTION 11. VACANCIES. All vacancies occurring among any of the offices shall be filled by the Board of Directors. In the case of a temporary disability or absence of any officer, the Board of Directors may designate an incumbent for the time being, who during such incumbency shall have the powers of such officer. Any officer may be removed at any time by the affirmative vote of a majority of the directors present at a special meeting of directors called for the purpose.

                                    ARTICLE V

                                   COMMITTEES

         SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may appoint an executive committee consisting of three (3) members of the Board of Directors of the Corporation. The executive committee shall have such power and possess such authority as the Board of Directors shall, by by-laws or by resolution, vest in it subject to any limitations of law. All vacancies in the membership of this committee shall be filled by the Board of Directors. The Board of Directors may remove any member of the executive committee for cause by a majority vote of all the directors. The executive committee shall have and is hereby granted full power and authority to conduct and control the business of the Corporation between meetings of the Board of Directors except as otherwise limited by the Board of Directors or any provisions of law. Action of the executive committee shall be by majority vote of the quorum. The executive committee shall meet as such time, date or place as it may at its discretion determine, and shall keep minutes of its meetings.

         SECTION 2. AUDIT COMMITTEE. The Board of Directors shall appoint a committee consisting of three (3) or more directors, all of whom shall be Non-Affiliated Directors. The committee's duties shall include: recommending the selection of independent certified public accountants, reviewing the company's financial condition, the scope and results of the independent audit and any internal audit, nominating candidates for director, evaluating the performance of the Corporation's principal officers and recommending to the Board of Directors the selection and compensation of such principal officers, and recommending to the Board of Directors any plan to issue options to its officers or employees for the purchase of shares of stock.

         SECTION 3. OTHER COMMITTEES. The Board of Directors by resolution or resolutions, may designate one or more other committees. Each such committee shall consist of three (3) or more directors of the Corporation and shall have and may exercise such powers as vested in the committee by the Board of
Directors. These committees shall have such name or names as the Board of Directors shall determine. The existence of any such committee may be terminated, or its powers and authority modified at any time by resolution of the Board of Directors.

         SECTION 4. COMPENSATION. The Board of Directors may fix a reasonable compensation to be paid to directors for attending meetings of committees, provided such directors are not salaried officers or employees of the Corporation.

                                   ARTICLE VI

                                  CAPITAL STOCK

         SECTION 1. FORM AND EXECUTION OF CERTIFICATES. Certificates of stock shall be in such form as required by the Business Corporation Law of the State of New York and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairperson or a Vice Chairperson of the Board (if any) or by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

         SECTION 2. TRANSFER. Transfer of shares shall be made only upon the books of the Corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer. Transfer of fractional shares shall not be made upon the records or books of the Corporation, nor shall certificates for fractional shares be issued by the Corporation.

         SECTION 3. LOST OR DESTROYED CERTIFICATES. The holder of any certificate representing shares of stock of the Corporation may notify the Corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the Corporation against loss or liability by reason of the issuance of such new certificates.

         SECTION 4. RECORD DATE. In lieu of closing the books of the Corporation, the Board of Directors may fix, in advance, a date, not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote, at any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for any other purpose.

                                   ARTICLE VII

                         CORPORATE FUNDS AND SECURITIES

         SECTION 1. DEPOSITS OF FUNDS. Bills, notes, checks, negotiable instruments or any other evidence of indebtedness payable to and received by the Company may be endorsed for deposit to the credit of the Company by such officers or agents of the Company as the Board of Directors or Executive Committee may determine and, when authorized by the Board of Directors or Executive Committee, may be endorsed for deposit to the credit of agents of the Company in such manner as the Board of Directors or Executive Committee may direct.

         SECTION 2. WITHDRAWALS OF FUNDS. All disbursements of the funds of the Company shall be made by check, draft or other order signed by such officers or agents of the Company as the Board of Directors or Executive Committee may from time to time authorized to sign the same.

         SECTION 3. SALE AND TRANSFER OF SECURITIES. All sales and transfers of securities shall be made by any member of the Executive Committee or by any officer of the Company under authority granted by a resolution of the Board of Directors or the Executive Committee.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 1. DIVIDENDS. In accordance with the laws of the State of New York, the directors may declare dividends from time to time upon the capital stock of the Corporation, which shall be payable in cash, property or shares of the Corporation.

         SECTION 2. SEAL. The directors shall provide a suitable corporate seal which shall read First Security Benefit Life Insurance and Annuity Company of New York and which words may be changed at any time by resolution of the Board of Directors and shall be in the charge of the Secretary and shall be used as authorized by the By-Laws.

         SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall begin the first day of January and terminate on the last day of December of each year.

         SECTION 4. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         SECTION 5. NOTICE AND WAIVER OF NOTICE. Any notice required to be given under these By-Laws may be waived by the person entitled thereto, in writing, by telegram, cable, telex or radiogram, and the presence of any person at a meeting shall constitute waiver of notice thereof as to such person.

         Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated; and any notice so required shall be deemed to be sufficient if given by depositing it in a post office or post box in a sealed postpaid wrapper, addressed to such shareholder, officer or director, or by transmitting via telecopy, telegram, cable, telex or similar means at such address or other routing information as appears on the books of the Corporation and such notice shall be deemed to have been given on the day of such deposit or transmission.


                                   ARTICLE IX

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         SECTION 1.  AUTHORIZATION FOR INDEMNIFICATION.

         (a) The Corporation may indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other Corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he or she, his or her testator or intestate, was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful.

         (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of NOLO CONTENDERE, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he or she reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

         (c) The Corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she, his or her testator or intestate, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or any other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him or her in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in or in the case of service for other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

         (d) For the purpose of this section, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

         SECTION 2.  INDEMNIFICATION BY THE COURT.

         (a) Notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders in the specific case under law, indemnification shall be awarded by a court to the extent authorized under section 1 of this Article and the laws of the State of New York. Application therefor may be made, in every case, either:

                  (1) In the civil action or proceeding in which the expenses were incurred or other amounts were paid, or

                  (2) To the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were incurred or other amounts were paid.

         (b) The application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the Corporation. The court may also direct that notice be given at the expense of the Corporation to the shareholders and such other persons as it may designate in such manner as it may require.

         (c) Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his or her defense therein, if the court shall find that the defendant has by his or her pleadings or during the course of the litigation raised genuine issues of fact or law.

         SECTION 3.  INDEMNIFICATION OTHER THAN BY COURT AWARD.

         (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 1 of this Article shall be entitled to indemnification as authorized in such section.

         (b) Except as provided in paragraph (a), any indemnification under sections 1, 2 and 4 of this Article shall be made by the Corporation, only if authorized in the specific case:

                  (1) By the Board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 1, or established pursuant to section 3, of this Article as the case may be, or,

                  (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, due diligence:

                           (A) By the  Board  upon the  opinion  in  writing  of
                  independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

                           (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

         (c) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding if upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 5 of this Article.

         SECTION 4. OTHER RIGHTS. The indemnification and advancement of expenses granted pursuant to, or provided by, this Article and the laws of the State of New York shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the Charter or the By-Laws, when authorized by such Charter or By-Laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director, or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of advice and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Nothing contained in this Article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under New York law.

         SECTION 5. OTHER PROVISIONS AFFECTING INDEMNIFICATION. (a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the Corporation under paragraph (c) of section 3 of this Article or allowed by a court under paragraph (c) of section 2 of this Article shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this Article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the Corporation or allowed by the court exceed the indemnification to which he or she is entitled.

         (b) No indemnification, advancement or allowance shall be made under this Article in any circumstance where it appears:

                  (1) That the indemnification would be inconsistent with the laws of the State of New York;

                  (2) That the indemnification would be inconsistent with a provision of the Charter, a By-Law, a resolution of the Board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                  (3) If there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

         (c) If, under this Article, any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the Corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

         (d) If any action with respect to indemnification of directors and officers is taken by way of amendment of the By-Laws, resolution of directors, or by agreement, then the Corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

         (e) No payment of indemnification, advancement or allowance under sections seven hundred twenty-one to seven hundred twenty-seven inclusive of the New York Business Corporation Law shall be made unless a notice has been filed with the Superintendent of Insurance of the State of New York (the "Superintendent") not less than thirty days prior to such payment, specifying the payees, the amounts, the manner in which such payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation. If any action with respect to indemnification of directors or officers shall be taken by amendment of the by-laws, such action shall be in accordance with the approval requirements in sections one thousand two hundred nine and one thousand two hundred ten of Article 12 of the New York Insurance Law. If any action shall be taken by resolution of directors, or by agreement or otherwise, a notice shall be filed with the Superintendent not less than thirty days thereafter specifying the action taken.

         SECTION 6. INSURANCE. (a) Subject to paragraph (b) of this section, the Corporation shall have power to purchase and maintain insurance:

                  (1) To indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this Article, and

                  (2) To indemnify directors and officers in instances in which they may be indemnified by the Corporation under the provisions of this article, and

                  (3) To indemnify directors and officers in instances in which they may not otherwise by indemnified by the Corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for coinsurance.

         (b) No insurance under paragraph (a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

                  (1) if a judgment or other final adjudication adverse to the insured director or officer establishes that his or her acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or

                  (2) in relation to any risk the insurance of which is prohibited under the insurance law of this state.

         (c) Insurance under any or all subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

         (d) The Corporation shall, within the time and to the persons provided in the laws of the State of New York, mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

         (e) This section is meant to conform with the public policy of the State of New York which is to spread the risk of corporate management, notwithstanding any other general or special law of the state or of any other jurisdiction including the Federal Government.

                                    ARTICLE X

                                    INSURANCE

         SECTION 1. KINDS OF INSURANCE. The Board of Directors shall determine the kinds of insurance and the nature of the risks to be covered pursuant to the provisions of the Charter.

         SECTION 2. CLASSIFICATION OF RISKS. Subject to statutory  requirements,
the  Board  of  Directors   shall  have   authority   to  establish   reasonable
classifications within the respective kinds of insurance.

         SECTION 3. REINSURANCE. The Corporation may contract for reinsurance on its own risks and may make or issue reinsurance contracts on the risks of others, in accordance with the provisions of the Charter.


                                   ARTICLE XI

                                   AMENDMENTS

         SECTION 1. BY SHAREHOLDERS. These By-Laws may be amended at any shareholders' meeting by vote of the shareholders holding a majority of the outstanding stock having voting power, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting.

         SECTION 2. BY DIRECTORS. The Board of Directors may also amend these By-Laws at any regular or special meeting of the Board by a majority vote of the entire Board, but any By-Laws so made by the Board of Directors may be altered or repealed by the shareholders.